Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 3 to the Registration Statement on Form S-1 for LiqTech International, Inc., of our report dated March 25, 2011, relating to the December 31, 2010 and 2009 financial statements of Blue Moose Media, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

/s/ PRITCHETT, SILER & HARDY, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

February 13, 2012